Exhibit 24

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director of Royal Caribbean Cruises Ltd., a corporation organized under the laws of Liberia (the “Company”), hereby constitutes and appoints Richard D. Fain and Luis E. Leon, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission with respect to the possible public offering of debt and/or equity securities of the Company, and to sign any and all subsequent amendments thereto, and any registration statement relating to the offering contemplated by such Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and any other documents in connection therewith, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Dated this 29th day of March, 2005.

/s/ BERNT REITAN
Bernt Reitan